As filed with the Securities and Exchange Commission on November 14, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOLLIS-EDEN PHARMACEUTICALS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	13-3697002
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4435 Eastgate Mall, Suite 400
San Diego, California 92121
(858) 587-9333
(Address Of Principal Executive Offices)

1997 Incentive Stock Option Plan
(Full Title Of The Plan)

Richard B. Hollis
Chairman of the Board and CEO
HOLLIS-EDEN PHARMACEUTICALS, INC.
4435 Eastgate Mall, Suite 400
San Diego, California 92121
(858) 587-9333
(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service)

Copies to:

Eric J. Loumeau, Esq.
HOLLIS-EDEN PHARMACEUTICALS, INC.
4435 Eastgate Mall, Suite 400
San Diego, California 92121
(858) 587-9333

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.01	500,000	$3.72(2)	$1,860,000(2)	$171.12

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effective without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated based upon the average of the high and low prices of Registrant’s Common Stock on November 11, 2002 as reported on The Nasdaq National Market.

PART II

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Hollis-Eden Pharmaceuticals, Inc., (the “Company” or the “Registrant”), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

•
Registrant’s Annual Report on Form 10-K pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing the Registrant’s audited financial statements for the latest fiscal year ended December 31, 2001 (the “Annual Report”);

•	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to above; and

•	The description of Registrant’s capital stock contained in registration statement on Form S-4, No. 333-18725, as amended.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Registrant is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. In addition, the Registrant is required, subject to certain exceptions, to advance all expenses incurred by any director or executive officer in connection with a completed, pending or threatened action, suit or proceeding upon receipt of an undertaking by such director or executive officer to repay all amounts advanced by the Registrant on such person’s behalf if it is ultimately determined that such person is not entitled to be indemnified under the Bylaws or otherwise.

The Registrant’s Certificate of Incorporation provides that to the fullest extent permitted under Delaware law, the Registrant’s directors will not be personally liable to the Registrant and its stockholders for monetary damages for any breach of a director’s fiduciary duty. The Certificate of Incorporation does not, however, eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director is subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit and for improper distributions to stockholders and loans to directors and officers. This provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Registrant maintains directors’ and officers’ liability insurance.

EXHIBITS

Exhibit Number	Description
4.1
Rights Agreement dated as of November 15, 1999 among Registrant and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K dated November 15, 1999).

5.1	Opinion of Cooley Godward LLP

23.1	Consent of BDO Seidman, LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages.

99.1	1997 Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

UNDERTAKINGS

1.    The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 14, 2002.

HOLLIS-EDEN PHARMACEUTICALS, INC.

By:	/s/ Richard B. Hollis
Richard B. Hollis Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard B. Hollis, Daniel D. Burgess and Robert W. Weber and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard B. Hollis RICHARD B. HOLLIS	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 14, 2002

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Signature	Title	Date

/s/ Daniel D. Burgess DANIEL D. BURGESS	Chief Operating Officer / Chief Financial Officer (Principal Financial Officer)	November 14, 2002

/s/ Robert W. Weber ROBERT W. WEBER	Vice President – Controller and Chief Accounting Officer (Principal Accounting Officer)	November 14, 2002

J. PAUL BAGLEY III	Director	November , 2002

LEONARD MAKOWKA	Director	November , 2002

/s/ Brendan R. McDonnell BRENDAN R. MCDONNELL	Director	November 14, 2002

/s/ Thomas Charles Merigan, Jr. THOMAS CHARLES MERIGAN, JR.	Scientific Advisor and Director	November 14, 2002

/s/ William H. Tilley WILLIAM H. TILLEY	Director	November 14, 2002

/s/ Salvatore J. Zizza SALVATORE J. ZIZZA	Director	November 14, 2002

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EXHIBIT INDEX

Exhibit Number	Description
4.1
Rights Agreement dated as of November 15, 1999 among Registrant and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K dated November 15, 1999).

5.1	Opinion of Cooley Godward LLP

23.1	Consent of BDO Seidman, LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages.

99.1	1997 Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).